Exhibit 99.1

For Immediate Release

Meta Financial Group Announces Preliminary Financial Highlights for the Two-Month Period Ended February 28, 2015;
Provides Update on the Anticipated Effect of New FDIC Guidance on Brokered Deposits

SIOUX FALLS, S.D. (3/16/15) – Meta Financial Group, Inc. (NASDAQ: CASH) today announced preliminary unaudited results for its first two months (January and February) of fiscal 2015 second quarter. The Company’s management expects to report net income after tax for the two months ended February 28, 2015, of approximately $3.75 million.

The Company also estimates that average overall and MPS deposits grew approximately 26% and 29%, respectively, for the first two months of its fiscal 2015 second quarter from the first two months of its fiscal 2014 second quarter. Further, the Company estimates gross loan growth, excluding purchased loans, of $115 million, or 27%, from February 28, 2014, to February 28, 2015. The Company expects to report results for its fiscal 2015 second quarter on Thursday, April 30, 2015.

In addition, and as previously disclosed, on January 5, 2015, the Federal Deposit Insurance Corporation (“FDIC”) published industry guidance (the “Guidance”) in the form of Frequently Asked Questions with respect to the categorization of deposit liabilities as “brokered” deposits. The Company commented on the anticipated impact on the Company of the Guidance on January 13, 2015.

Based upon further clarification on the calculation methodology pertaining to the Company’s brokered deposits, the Company anticipates that the maximum annual assessment impact of the Guidance under the Company’s current Risk Category would be approximately $0.5 million after-tax, although the Company expects the actual increase to be less than that amount. The Company expects to take a catch-up expense in March 2015 of up to $0.25 million after-tax, for the first two quarters of fiscal 2015. This update is not based on any change to the Company’s general condition.

Due to the Bank’s status as a “well-capitalized” institution under the FDIC’s prompt corrective action regulations, and further with respect to the Bank’s financial condition in general, the Company does not anticipate that the Guidance will have a materially adverse impact on the Company’s business operations or its ability to further grow deposits. However, should the Bank fail to be well-capitalized in the future, the Bank would be prohibited, absent waiver from the FDIC, from utilizing brokered deposits (i.e., may not accept, renew or roll over brokered deposits), which could produce serious adverse effects on the Company’s liquidity and financial condition and results of operations.

These preliminary, unaudited results have not been prepared in accordance with, and are subject to, the Company’s quarterly closing and review procedures and the regular quarterly review process of its independent auditors. As a result, the information presented herein is not necessarily indicative of the results to be expected for the second fiscal quarter of 2015, and we can provide no assurance that our results for March 2015 will not be significantly different than those for the first two months of the second fiscal quarter.

Media Contact:
Eric Backstrom
Director of Marketing and Communications
Phone: 605.782.0908
ebackstrom@metapay.com

This press release and other important information about the Company are available at www.metafinancialgroup.com.

Meta Financial Group, Inc.®, (“Meta Financial” or “the Company” or “us”) and its wholly-owned subsidiary, MetaBank® (the “Bank” or “MetaBank”), may from time to time make written or oral “forward-looking statements,” including statements contained in this release, in its filings with the Securities and Exchange Commission (“SEC”), in its reports to stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such statements address, among others, the following subjects: completion of review procedures for the period ended March 31, 2015; future operating results; customer retention; loan and other product demand; important components of the Company’s balance sheet and income statements; growth and expansion; new products and services, such as those offered by MetaBank or Meta Payment Systems® (“MPS”), a division of the Bank; credit quality and adequacy of reserves; technology; and the Company’s employees. The following factors, among others, could cause the Company’s financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), as well as efforts of the United States Treasury in conjunction with bank regulatory agencies to stimulate the economy and protect the financial system; inflation, interest rate, market, and monetary fluctuations; the timely development of and acceptance of new products and services offered by the Company as well as risks (including reputational and litigation) attendant thereto and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third parties; the ability of the Bank to successfully integrate the operations of AFS/IBEX Financial Services Inc. (“AFS/IBEX”); the scope of restrictions and compliance requirements imposed by the Consent Order entered into by the Company as administered by the Federal Reserve and any other such actions which may be initiated by our regulators; the impact of changes in financial services laws and regulations, including but not limited to our relationship with our primary regulators, the Office of the Comptroller of the Currency and the Federal Reserve; technological changes, including but not limited to the protection of electronic files or databases; acquisitions; litigation risk in general, including but not limited to those risks involving the MPS division; the growth of the Company’s business as well as expenses related thereto; continued maintenance by the Bank of its status as a well-capitalized institution; changes in consumer spending and saving habits; and the success of the Company at managing and collecting assets of borrowers in default.

The foregoing list of factors is not exclusive. Additional discussions of factors affecting the Company’s business and prospects are reflected under the headings “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014, those factors addressed in the prospectus supplement and the accompanying prospectus filed in connection with the Company’s at-the-market offering and other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries.